As filed with the Securities and Exchange Commission on September 7, 2007

Registration No. 333-38880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Tanox, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	76-0196733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 DNA Way

South San Francisco, California 94080

(Address, including zip code, of Principal Executive Offices)

1987 STOCK OPTION PLAN

1992 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1997 STOCK OPTION PLAN

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ADVISORY AGREEMENTS

(Full title of the plan)

Stephen Juelsgaard

President and Chief Executive Officer, Tanox, Inc.

c/o Genentech, Inc.

1 DNA Way

South San Francisco, California 94080

(650) 225-1000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Bradley Finkelstein, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on June 8, 2000 (File No. 333-38880).

No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

The Registrant registered 10,753,003 shares of its Common Stock (the “Registered Shares”) for future issuance under its 1987 Stock Option Plan, 1992 Non-Employee Directors’ Stock Option Plan, 1997 Stock Option Plan and 2000 Non-Employee Directors’ Stock Option Plan and written compensatory plans with certain advisors of the Company (the “Plans”) pursuant to a Registration Statement on Form S-8 (File No. 333-38880) filed with the Securities and Exchange Commission on June 8, 2000. On August 2, 2007, pursuant to an Agreement and Plan of Merger, dated as of November 9, 2006, by and among the Company, Green Acquisition Corp. (“Merger Sub”) and Genentech, Inc. (“Genentech”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Genentech.

As of August 31, 2007, a total of 7,417,617 of the Registered Shares either (i) have been reserved but not issued under the Plans, (ii) are subject to stock options or similar awards granted under the Plans that expired or otherwise terminated without having been exercised in full, or (iii) were issued pursuant to awards granted under the Plans that are forfeited to or repurchased by the Registrant, prior to the Merger. This post-effective Amendment is being filed to deregister all such shares of the Registrant’s stock described in (i), (ii) or (iii) above.

Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-8 the 7,417,617 shares of its Common Stock described in (i), (ii) or (iii) above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 31, 2007.

TANOX, INC.

By:	/S/ STEPHEN JUELSGAARD
Stephen Juelsgaard President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN JUELSGAARD	Director & President and Chief Executive Officer (Principal Executive Officer)	August 31, 2007
Stephen Juelsgaard

/S/ DAVID EBERSMAN	Director & Treasurer (Principal Financial and Accounting Officer)	August 31, 2007
David Ebersman